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                                                                    EXHIBIT 24.1

                     [Coopers & Lybrand L.L.P. letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and the related Prospectus of, our report dated November 17, 1995, with respect to the consolidated financial statements of Plexus Corp. incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (the "1995 10-K"); our report dated December 15, 1995, with respect to the financial statements of the Plexus Corp. Employee Stock Purchase Plan (the "Plan") included in the Plan's Annual Report on Form 11-K for the year ended September 30, 1995, filed as an exhibit to the 1995 10-K; and our report dated April 30, 1996 with respect to the financial statements of the Plan included in the Plan's Transition Report on Form 11-K for the period October 1, 1995 through December 31, 1995.



/s/ Coopers & Lybrand L.L.P.



Milwaukee, Wisconsin
June 17, 1996